Profire Energy Reports Financial Results for Third Quarter Fiscal Year 2022
Company Reports Sixth Consecutive Quarter of Sequential Revenue Growth and Highest Quarterly Net Income and EBITDA Since Q1 2019

LINDON, Utah November 2, 2022 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its third quarter ending September 30, 2022. A conference call will be held on Thursday, November 3, 2022, at 8:30 a.m. ET to discuss the results.

Third Quarter Summary
•Revenue of $12.8 million, an 85% increase from prior-year quarter
•Gross margin improved 280 basis points year-over-year to 47.7%
•Net income of $1.2 million or $0.02 per diluted share
•Generated EBITDA of $2.4 million1
•Revenue from strategic diversification efforts nearly doubled sequentially to $1 million, or 7.8% of revenue
“Our third quarter results represent the best quarter in the company’s recent history, with our highest revenue period since 2014 and highest quarterly net income since the first quarter of 2019,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “We are pleased with the significant recovery we have been able to demonstrate this year for our business despite the many challenges of today’s economy. We remain committed to our strategic objectives of sustainable growth and industry diversification.”
Third Quarter 2022 Financial Results

Total revenues for the period equaled $12.8 million, compared to $9.6 million in the second quarter and $6.9 million in the third quarter of 2021. The sequential and year-over-year increase was primarily driven by improving customer demand, a rise in natural gas prices, and an increase in drilling and completion activity.

Gross profit was $6.1 million, compared to $4.4 million in the second quarter of 2022 and $3.1 million in the prior-year quarter. Gross margin was 47.7% of revenues, compared to 45.7% of revenues in the prior quarter and 44.9% of revenues in the third quarter of 2021. The increase in gross profit and margin reflects higher revenue and greater fixed cost coverage, partially offset by inflationary cost pressure including higher costs of freight, shipping and direct labor.

Total operating expenses were $4.0 million, compared to $4.3 million in the second quarter and $3.4 million in the year-ago quarter. The year-over-year increase is primarily due to increases in headcount and cost inflation across the business, while the sequential decrease is related to an employee retention payroll tax credit (ERC) earned under the CARES Act. Without the decrease in payroll tax expenses provided by the ERC, operating expenses for the quarter would have been relatively flat sequentially.

Compared with the same quarter last year, operating expenses for G&A increased 15% and R&D increased 50%, while depreciation decreased 8% from the third quarter of 2021.
1 See “About Non-GAAP Financial Measures” below

Net income was $1.2 million or $0.02 per diluted share, compared to net income of $284,829 or $0.01 per diluted share in the second quarter and net $92,246 or breakeven on a diluted share basis in the third quarter last year.

“We continue to experience increased levels of interest from our traditional oil and gas customer base resulting from increased drilling and completion, retrofit programs, and other capital projects that were deferred during the pandemic,” stated Cameron Tidball, Co-CEO of Profire Energy. “Revenues outside our traditional oil and gas business nearly doubled sequentially this quarter to $1 million, as we booked orders and completed projects related in the metal manufacturing, heat treating, landfill, food and beverage and renewable natural gas industries. We continue to evaluate our opportunities and believe this segment can become a meaningful contributor to the company’s overall revenue. We remain well-positioned as we close out 2022 to deliver long-term value to our shareholders,”

Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.
Date: Thursday, November 3, 2022
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via the Profire investor relations webpage: https://ir.profireenergy.com/news-events. The webcast replay will be available for one year.

Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 12:30 p.m. ET on the same day through November 17, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 10020052

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry; however, it has started to succeed in several diversified non-oil and gas markets as well. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, delivering long-term value to shareholders, committing to strategic objectives, and financial performance through 2022 & 2023. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser & John Beisler
214-872-2710

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

For the three Months Ended September 30,	2022
EBITDA Calculation
Net Income	$1,210,748
Add back net income tax expense	$958,300
Add back net interest expense	$(45,107)
Add back depreciation and amortization	$272,204
EBITDA calculated	$2,396,145

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES (note 8)
Sales of products, net	$ 11,895,881	$ 6,296,736	$ 29,634,986	$ 16,328,810
Sales of services, net	933,457	646,462	2,330,639	1,741,020
Total Revenues	12,829,338	6,943,198	31,965,625	18,069,830

COST OF SALES
Cost of sales - product	5,960,311	3,217,655	14,873,075	8,666,168
Cost of sales - services	750,151	606,075	2,013,825	1,451,775
Total Cost of Sales	6,710,462	3,823,730	16,886,900	10,117,943

GROSS PROFIT	6,118,876	3,119,468	15,078,725	7,951,887

OPERATING EXPENSES
General and administrative	3,413,048	2,980,945	10,591,986	8,319,353
Research and development	435,059	290,657	1,105,571	848,993
Depreciation and amortization	152,876	166,155	479,473	500,492
Total Operating Expenses	4,000,983	3,437,757	12,177,030	9,668,838

INCOME (LOSS) FROM OPERATIONS	2,117,893	(318,289)	2,901,695	(1,716,951)

OTHER INCOME (EXPENSE)
Gain on sale of assets	12,887	31,685	323,570	144,078
Other income (expense)	(6,839)	(2,984)	(43,567)	1,755
Interest income	45,107	33,067	86,959	82,698
Total Other Income	51,155	61,768	366,962	228,531

INCOME (LOSS) BEFORE INCOME TAXES	2,169,048	(256,521)	3,268,657	(1,488,420)

INCOME TAX BENEFIT (EXPENSE)	(958,300)	348,767	(1,145,919)	582,000

NET INCOME (LOSS)	$ 1,210,748	$ 92,246	$ 2,122,738	$ (906,420)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ (591,282)	$ (263,908)	$ (723,209)	$ 39,183
Unrealized gains (losses) on investments	(172,802)	(20,811)	(594,596)	26,744
Total Other Comprehensive Income (Loss)	(764,084)	(284,719)	(1,317,805)	65,927

COMPREHENSIVE INCOME (LOSS)	$ 446,664	$ (192,473)	$ 804,933	$ (840,493)

BASIC EARNINGS (LOSS) PER SHARE	$ 0.03	$ —	$ 0.04	$ (0.02)
FULLY DILUTED EARNINGS (LOSS) PER SHARE	$ 0.02	$ —	$ 0.04	$ (0.02)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,036,012	48,239,236	47,201,611	48,095,404
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,558,207	49,328,808	48,761,346	48,095,404
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 5,639,865	$ 8,188,270
Short-term investments	867,658	1,013,683
Accounts receivable, net	8,933,905	6,262,799
Inventories, net (note 3)	10,205,207	7,185,248
Prepaid expenses and other current assets (note 4)	2,642,512	1,025,276
Income tax receivable	—	560,445
Total Current Assets	28,289,147	24,235,721
LONG-TERM ASSETS
Net deferred tax asset	185,772	163,254
Long-term investments	7,944,181	8,259,809
Financing right-of-use asset	132,760	65,280
Property and equipment, net	10,374,126	11,185,539
Intangible assets, net	1,312,660	1,549,138
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,528,880	23,802,401
TOTAL ASSETS	$ 50,818,027	$ 48,038,122

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 2,008,126	$ 1,822,559
Accrued liabilities (note 5)	3,157,221	1,872,348
Current financing lease liability (note 6)	53,084	30,214
Income taxes payable	570,430	—
Total Current Liabilities	5,788,861	3,725,121
LONG-TERM LIABILITIES
Net deferred income tax liability	480,105	136,106
Long-term financing lease liability (note 6)	80,684	35,912
TOTAL LIABILITIES	6,349,650	3,897,139

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 52,078,283 issued and 47,040,153 outstanding at September 30, 2022, and 51,720,142 issued and 47,643,233 outstanding at December 31, 2021	52,079	51,720
Treasury stock, at cost	(7,336,323)	(6,107,593)
Additional paid-in capital	31,570,226	30,819,394
Accumulated other comprehensive loss	(3,418,272)	(2,100,467)
Retained earnings	23,600,667	21,477,929
TOTAL STOCKHOLDERS' EQUITY	44,468,377	44,140,983
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 50,818,027	$ 48,038,122
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$ 2,122,738	$ (906,420)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	831,036	971,712
Gain on sale of property and equipment	(314,059)	(144,078)
Gain on sale of intangibles	(9,511)	—
Bad debt expense	40,948	2,622
Stock awards issued for services	605,955	474,881
Changes in operating assets and liabilities:
Accounts receivable	(2,620,155)	(904,325)
Income taxes receivable/payable	1,130,931	(606,128)
Inventories	(3,190,546)	946,865
Prepaid expenses and other current assets	(1,668,442)	532,519
Deferred tax asset/liability	307,663	49,851
Accounts payable and accrued liabilities	1,566,810	540,322
Net Cash Provided by (Used in) Operating Activities	(1,196,632)	957,821

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	464,574	101,169
Proceeds from sale of intangibles	85,000	—
Purchase of investments	(133,371)	(881,588)
Purchase of property and equipment	(370,791)	(138,562)
Net Cash Provided by (Used in) Investing Activities	45,412	(918,981)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(94,802)	(42,829)
Cash received in exercise of stock options	31,084	2,673
Purchase of treasury stock	(1,228,731)	—
Principal paid towards lease liability	(28,145)	(31,911)
Net Cash Used in Financing Activities	(1,320,594)	(72,067)

Effect of exchange rate changes on cash	(76,591)	14,331

NET DECREASE IN CASH	(2,548,405)	(18,896)
CASH AT BEGINNING OF PERIOD	8,188,270	9,148,312
CASH AT END OF PERIOD	$ 5,639,865	$ 9,129,416

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 2,331	$ 2,689
Income taxes	$ 21,000	$ 17,150
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$ 212,787	$ —
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.